THE KOREA FUND, INC.

The Proxy Statement on Schedule 14A for The Korea Fund, Inc. (File No. 811-04058), is incorporated by reference to the Definitive Proxy
Statement for such fund filed with the Securities and Exchange
Commission on September 4, 2003.